Exhibit 99.1

HubSpot Reports Q2 2023 Results

CAMBRIDGE, MA (August 2, 2023) — HubSpot, Inc. (NYSE: HUBS), the customer relationship management (CRM) platform for scaling companies, today announced financial results for the second quarter ended June 30, 2023.

Financial Highlights:

Revenue

•
Total revenue was $529.1 million, up 25% compared to Q2'22.
o
Subscription revenue was $517.7 million, up 26% compared to Q2'22.
o
Professional services and other revenue was $11.5 million, up 23% compared to Q2'22.

Operating Income (Loss)

•
GAAP operating margin was (22.4%), compared to (12.4%) in Q2'22.
•
Non-GAAP operating margin was 14.0%, compared to 7.0% in Q2'22.
•
GAAP operating loss was ($118.5) million, compared to ($52.3) million in Q2'22.
•
Non-GAAP operating income was $74.2 million, compared to $29.4 million in Q2'22.

Net Income (Loss)

•
GAAP net loss was ($118.9) million, or ($2.39) per basic and diluted share, compared to ($56.4) million, or ($1.18) per basic and diluted share in Q2'22.
•
Non-GAAP net income was $70.0 million, or $1.41 per basic and $1.34 per diluted share, compared to $22.4 million, or $0.47 per basic and $0.44 per diluted share in Q2'22.
•
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 49.7 million, compared to 47.8 million basic and diluted shares in Q2'22.
•
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 49.7 million and 52.1 million respectively, compared to 47.8 million and 51.1 million, respectively in Q2'22.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.7 billion as of June 30, 2023.
•
During the second quarter, the company generated $76.5 million of cash from operating cash flow, compared to $40.9 million during Q2'22.
•
During the second quarter, the company generated $87.0 million of cash from non-GAAP operating cash flow and $59.6 million of free cash flow, compared to $40.9 million of cash from non-GAAP operating cash flow and $22.4 million of free cash flow during Q2'22.

Additional Recent Business Highlights

•
Grew Customers to 184,924 at June 30, 2023, up 23% from June 30, 2022.
•
Average Subscription Revenue Per Customer was $11,432 during the second quarter of 2023, up 2% compared to the second quarter of 2022.
•
The company had 7,136 full-time employees, up 1% from June 30, 2022.

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“We had another solid quarter and I’m pleased with the continued momentum we have in becoming the platform of choice for scaling companies,” said Yamini Rangan, Chief Executive Officer at HubSpot. “Our teams are driving the pace of product innovation, iterating fast with AI while executing on our bi-modal strategy, despite a still challenging macroeconomic environment. This focus and alignment is what will continue to set us apart to drive durable and profitable growth over the long term.”

Business Outlook
Based on information available as of August 2, 2023, HubSpot is issuing guidance for the third quarter of 2023 and full year 2023 as indicated below.

Third Quarter 2023:

•
Total revenue is expected to be in the range of $532.0 million to $534.0 million.
o
Favorable foreign exchange rates are expected to be a one to two point tailwind to third quarter 2023 revenue growth.(1)
•
Non-GAAP operating income is expected to be in the range of $67.0 million to $69.0 million(2).
•
Non-GAAP net income per common share is expected to be in the range of $1.22 to $1.24. This assumes approximately 52.6 million weighted average diluted shares outstanding.

Full Year 2023:

•
Total revenue is expected to be in the range of $2.116 billion to $2.122 billion.
o
Favorable foreign exchange rates are expected to be a 50 basis points tailwind to full year 2023 revenue growth.(1)
•
Non-GAAP operating income is expected to be in the range of $293.0 million to $297.0 million(2).
•
Non-GAAP net income per common share is expected to be in the range of $5.24 to $5.29. This assumes approximately 52.3 million weighted average diluted shares outstanding.

(1) Foreign exchange rates impact on revenue is calculated by comparing current period average rates with prior period average rates.

(2) The impact of restructuring charges, which include employee severance and lease consolidation costs, are excluded from our non-GAAP operating income and non-GAAP net income per common share business outlook.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, August 2, 2023, at 4:30 p.m. Eastern Time (ET) to discuss the company’s second quarter 2023 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (866) 813-9403 (domestic) or +44 (204) 525-0658 (international). The replay passcode is 067108. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

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The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading CRM platform that provides software and support to help companies grow better. The platform includes marketing, sales, service, operations, and website management products that start free and scale to meet our customers' needs at any stage of growth. Today, over 184,000 customers across more than 120 countries use HubSpot's powerful and easy-to-use tools and integrations to attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the third fiscal quarter of and full year 2023 and out long-term financial framework; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a CRM platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$457,218	$331,022
Short-term investments	1,071,927	1,081,662
Accounts receivable	206,697	226,849
Deferred commission expense	82,158	70,992
Prepaid expenses and other current assets	89,845	44,074
Total current assets	1,907,845	1,754,599
Long-term investments	146,245	112,791
Property and equipment, net	104,227	105,227
Capitalized software development costs, net	86,548	63,790
Right-of-use assets	262,759	319,304
Deferred commission expense, net of current portion	93,277	66,559
Other assets	65,876	58,795
Intangible assets, net	15,854	17,446
Goodwill	46,464	46,227
Total assets	$2,729,095	$2,544,738
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,133	$20,883
Accrued compensation costs	69,758	62,846
Accrued expenses and other current liabilities	157,485	102,122
Operating lease liabilities	31,145	35,928
Deferred revenue	585,934	539,874
Total current liabilities	847,455	761,653
Operating lease liabilities, net of current portion	313,632	316,184
Deferred revenue, net of current portion	4,568	5,904
Other long-term liabilities	25,768	14,546
Convertible senior notes	455,207	454,227
Total liabilities	1,646,630	1,552,514
Stockholders’ equity:
Common stock	50	49
Additional paid-in capital	1,890,409	1,647,446
Accumulated other comprehensive loss	(8,385)	(12,890)
Accumulated deficit	(799,609)	(642,381)
Total stockholders’ equity	1,082,465	992,224
Total liabilities and stockholders’ equity	$2,729,095	$2,544,738

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Subscription	$517,678	$412,401	$1,007,421	$797,356
Professional services and other	11,460	9,354	23,337	19,998
Total revenue	529,138	421,755	1,030,758	817,354
Cost of revenues:
Subscription	73,824	64,431	142,163	123,816
Professional services and other	13,462	14,500	27,169	28,053
Total cost of revenues	87,286	78,931	169,332	151,869
Gross profit	441,852	342,824	861,426	665,485
Operating expenses:
Research and development	169,955	118,914	297,639	211,650
Sales and marketing	265,294	224,262	515,971	421,396
General and administrative	61,222	51,898	118,630	95,844
Restructuring	63,880	—	92,450	—
Total operating expenses	560,351	395,074	1,024,690	728,890
Loss from operations	(118,499)	(52,250)	(163,264)	(63,405)
Other expense:
Interest income	13,542	2,050	24,013	2,564
Interest expense	(937)	(949)	(1,867)	(1,898)
Other income (expense)	330	(3,091)	(465)	602
Total other expense	12,935	(1,990)	21,681	1,268
Loss before income tax expense	(105,564)	(54,240)	(141,583)	(62,137)
Income tax expense	(13,382)	(2,121)	(15,645)	(3,565)
Net loss	$(118,946)	$(56,361)	$(157,228)	$(65,702)
Net loss per share, basic and diluted	$(2.39)	$(1.18)	$(3.17)	$(1.38)
Weighted average common shares used in computing basic and diluted net loss per share:	49,703	47,815	49,550	47,697

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Operating Activities:
Net loss	(118,946)	$(56,361)	$(157,228)	$(65,702)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	16,429	14,265	32,999	27,063
Stock-based compensation	128,003	81,165	211,038	126,868
Restructuring charges	62,657	—	64,938	—
Loss (gain) on strategic investments	—	21	—	(4,200)
Provision for (benefit from) deferred income taxes	4,755	(152)	4,802	(398)
Amortization of debt discount and issuance costs	496	510	980	1,017
Accretion of bond discount	(10,769)	(735)	(18,777)	(150)
Unrealized currency translation	236	1,277	(122)	1,980
Changes in assets and liabilities
Accounts receivable	(8,991)	(17,901)	21,626	(14,349)
Prepaid expenses and other assets	(27,028)	(17,984)	(47,445)	(21,911)
Deferred commission expense	(18,495)	(5,390)	(37,034)	(13,744)
Right-of-use assets	12,489	6,919	20,972	13,447
Accounts payable	59	5,335	(17,814)	8,960
Accrued expenses and other liabilities	31,011	15,954	55,232	23,089
Operating lease liabilities	(8,156)	(9,012)	(17,985)	(11,330)
Deferred revenue	12,793	23,010	41,431	52,506
Net cash and cash equivalents provided by operating activities	76,543	40,921	157,613	123,146
Investing Activities:
Purchases of investments	(369,117)	(428,516)	(731,363)	(864,063)
Maturities of investments	441,867	220,159	729,834	625,378
Sale of investments	—	124,998	—	124,998
Purchases of property and equipment	(10,879)	(8,332)	(14,189)	(18,272)
Purchases of strategic investments	—	(8,827)	(6,000)	(13,873)
Purchases of intangible assets	—	(10,000)	—	(10,000)
Equity method investment	—	(250)	—	(250)
Capitalization of software development costs	(16,473)	(10,209)	(31,595)	(19,931)
Net cash and cash equivalents provided by (used in) investing activities	45,398	(120,977)	(53,313)	(176,013)
Financing Activities:
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	—	60,483	—	60,483
Payment for settlement of 2022 Convertible Notes	—	(79,807)	—	(79,807)
Repayment of 2025 Convertible Notes attributable to the principal	—	—	—	(1,619)
Employee taxes paid related to the net share settlement of stock-based awards	(2,904)	(3,410)	(4,102)	(7,764)
Proceeds related to the issuance of common stock under stock plans	13,296	7,847	24,550	19,699
Net cash and cash equivalents provided by (used in) financing activities	10,392	(14,887)	20,448	(9,008)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(274)	(7,826)	1,448	(9,474)
Net (decrease) increase in cash, cash equivalents and restricted cash	132,059	(102,769)	126,196	(71,349)
Cash, cash equivalents and restricted cash, beginning of period	328,312	411,462	334,175	380,042
Cash, cash equivalents and restricted cash, end of period	$460,371	$308,693	$460,371	$308,693

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP operating loss	$(118,499)	$(52,250)	$(163,264)	$(63,405)
Stock-based compensation	128,003	81,165	211,038	126,868
Amortization of acquired intangible assets	851	752	1,696	1,163
Acquisition related expenses	—	(281)	—	(288)
Restructuring charges	63,880	—	92,450	—
Non-GAAP operating income	$74,235	$29,386	$141,920	$64,338

GAAP operating margin	(22.4%)	(12.4%)	(15.8%)	(7.8%)
Non-GAAP operating margin	14.0%	7.0%	13.8%	7.9%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net loss	$(118,946)	(56,361)	$(157,228)	$(65,702)
Stock-based compensation	128,003	81,165	211,038	126,868
Amortization of acquired intangibles assets	851	752	1,696	1,163
Acquisition related expenses	—	(281)	—	(288)
Restructuring charges	63,880	—	92,450	—
Non-cash interest expense for amortization of debt issuance costs	496	510	980	1,017
Loss (gain) on strategic investments	—	21	—	(4,200)
(Gain) loss on equity method investment	(188)	103	(66)	—
Income tax effects of non-GAAP items	(4,114)	(3,485)	(17,258)	(8,920)
Non-GAAP net income	$69,982	22,424	$131,612	$49,938

Non-GAAP net income per share:
Basic	$1.41	$0.47	$2.66	$1.05
Diluted	$1.34	$0.44	$2.54	$0.98
Shares used in non-GAAP per share calculations
Basic	49,703	47,815	49,550	47,697
Diluted	52,100	51,066	51,798	51,082

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended June 30,
	2023					2022
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$73,824	$13,462	$169,955	$265,294	$61,222	$64,431	$14,500	$118,914	$224,262	$51,898
Stock -based compensation	(3,516)	(1,459)	(64,060)	(38,625)	(20,343)	(2,383)	(1,248)	(31,698)	(32,183)	(13,653)
Amortization of acquired intangible assets	(405)	—	—	(446)	—	(306)	—	—	(446)	—
Acquisition/disposition related income (expenses)	—	—	—	—	—	—	—	300	—	(19)
Non-GAAP expense	$69,903	$12,003	$105,895	$226,223	$40,879	$61,742	$13,252	$87,516	$191,633	$38,226

GAAP expense as a percentage of revenue	14.0%	2.5%	32.1%	50.1%	11.6%	15.3%	3.4%	28.2%	53.2%	12.3%
Non-GAAP expense as a percentage of revenue	13.2%	2.3%	20.0%	42.8%	7.7%	14.6%	3.1%	20.8%	45.4%	9.1%

	Six Months Ended June 30,
	2023					2022
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$142,163	$27,169	$297,639	$515,971	$118,630	$123,816	$28,053	$211,650	$421,396	$95,844
Stock -based compensation	(6,259)	(2,546)	(97,384)	(68,794)	(36,055)	(4,206)	(2,083)	(48,684)	(49,052)	(22,843)
Amortization of acquired intangible assets	(804)	—	—	(892)	—	(628)	—	—	(535)	—
Acquisition/disposition related income (expenses)	—	—	—	—	—	—	—	300	—	(12)
Non-GAAP expense	$135,100	$24,623	$200,255	$446,285	$82,575	$118,982	$25,970	$163,266	$371,809	$72,989

GAAP expense as a percentage of revenue	13.8%	2.6%	28.9%	50.1%	11.5%	15.1%	3.4%	25.9%	51.6%	11.7%
Non-GAAP expense as a percentage of revenue	13.1%	2.4%	19.4%	43.3%	8.0%	14.6%	3.2%	20.0%	45.5%	8.9%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP subscription margin	$443,854	$347,970	$865,258	$673,540
Stock-based compensation	3,516	2,383	6,259	4,206
Amortization of acquired intangible assets	405	306	804	628
Non-GAAP subscription margin	$447,775	$350,659	$872,321	$678,374

GAAP subscription margin percentage	85.7%	84.4%	85.9%	84.5%
Non-GAAP subscription margin percentage	86.5%	85.0%	86.6%	85.1%

Reconciliation of non-GAAP operating cash flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net cash and cash equivalents provided by operating activities	$76,543	$40,921	$157,613	$123,146
Payment of restructuring charges	10,425	—	32,939	—
Non-GAAP operating cash flow	$86,968	$40,921	$190,552	$123,146

Reconciliation of free cash flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net cash and cash equivalents provided by operating activities	$76,543	$40,921	$157,613	$123,146
Purchases of property and equipment	(10,879)	(8,332)	(14,189)	(18,272)
Capitalization of software development costs	(16,473)	(10,209)	(31,595)	(19,931)
Payment of restructuring charges	10,425	—	32,939	—
Free cash flow	$59,616	$22,380	$144,768	$84,943

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended September 30, 2023	Year Ended December 31, 2023
GAAP operating income range	($50,376)	($257,045)
Stock-based compensation	115,531	452,212
Amortization of acquired intangible assets	845	3,383
Restructuring charges	1,000-3,000	94,450-98,450
Non-GAAP operating income range	$67,000-$69,000	$293,000-$297,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended September 30, 2023	Year Ended December 31, 2023
GAAP net loss range	($39,678)-($40,428)	($229,623)-($230,498)
Stock-based compensation	115,531	452,212
Amortization of acquired intangible assets	845	3,383
Non-cash interest expense for amortization of debt issuance costs	497	1,985
Restructuring charges	1,000-3,000	94,450-98,450
Gain on equity method investment	—	(66)
Income tax effects of non-GAAP items	(13,895)-(14,145)	(48,591)-(49,216)
Non-GAAP net income range	$64,300-$65,300	$273,750-$276,250

GAAP net income per basic and diluted share	($0.79)-($0.81)	($4.60)-($4.63)
Non-GAAP net income per diluted share	$1.22-$1.24	$5.24-$5.29

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	50,074	49,896
Weighted average common shares used in computing non-GAAP diluted net loss per share:	52,597	52,270

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, restructuring charges, loss of equity method investment, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions or dispositions, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and free cash flow provide useful information to investors in understanding and evaluating the strength of liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial

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and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt issuance costs, gain or impairment losses on strategic investments, gain or loss on equity method investment, restructuring charges, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.
C.
Acquisition related expenses, such as transaction costs and retention payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income.

D.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or impairment losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or impairment losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

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F.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have committed to make additional capital contributions. We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies. We believe this activity is not reflective of our recurring core business operating results.

G.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented in January 2023. Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. In addition to the restructuring charges incurred during the six months ended June 30, 2023, over the next four years (into 2027), we expect to both incur incremental restructuring charges and make cash payments related to the facilities that we abandoned in 2023. The abandonment of facilities was part of the restructuring plan we authorized on January 25, 2023 and is intended to consolidate our lease space and create higher density across our workspaces. The incremental charges we expect to incur relate to continuing costs for the abandoned facilities and are expected to be in the range of $20-24 million and will be paid in cash over the next four years. We also expect to make cash payments related to approximately $61.0 million in fixed rent payments for the abandoned facilities that will be made in monthly installments over the next four years for which we have taken the full P&L restructuring charge during the six months ended June 30, 2023. We plan on excluding both the incremental charges and cash payments and the related restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

H.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
media@hubspot.com

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